Exhibit 99.1
Magnolia Oil & Gas Corporation Announces Second Quarter 2021 Results

HOUSTON, TX, August 2, 2021 - Magnolia Oil & Gas Corporation (“Magnolia,” “we,” “our,” or the “Company”) (NYSE: MGY) today announced its financial and operational results for the second quarter of 2021.

Second Quarter 2021 Highlights:

(In millions, except per share data)	For the Quarter Ended June 30, 2021
Net income	$116.2
Earnings per share - diluted	0.48
Adjusted net income(1)	135.0
Adjusted earnings per share(1)	0.56
Adjusted EBITDAX(1)	195.1
Capital expenditures - D&C	53.8
Cash balance as of June 30, 2021	$190.3
Average daily production (Mboe/d)	64.9
Diluted weighted average total shares outstanding(2)	242.2

•Magnolia reported second quarter 2021 net income attributable to Class A Common Stock of $84.4 million, or $0.48 per diluted share. Second quarter 2021 total net income was $116.2 million and adjusted net income was $135.0 million, or $0.56 per diluted share. The adjustments to net income primarily reflect the positive impact of one-time cash and non-cash items associated with the termination of the Services Agreement with EnerVest Operating L.L.C.

•Adjusted EBITDAX for the second quarter of 2021 was $195.1 million a 29% sequential quarterly increase driven by both higher overall production and stronger product prices. Total capital allocated to drilling and completions (“D&C”) during the second quarter was $53.8 million, or 28% of adjusted EBITDAX.

•Net cash provided by operating activities was $187.9 million during the second quarter and the Company generated free cash flow(1) of $134.0 million.

•During the second quarter of 2021, Magnolia generated operating income as a percent of total revenue of 52%.

•Total production in the second quarter of 2021 increased 4% sequentially to 64.9 thousand barrels of oil equivalent per day (“Mboe/d”). Oil production increased 11% sequentially to 31.9 thousand barrels per day ("MBbls/d"), with both our Karnes and Giddings assets contributing to the increase. Total production in Giddings increased by 55% compared to last year’s second quarter.

•Magnolia spent $120.7 million reducing its diluted shares during the second quarter of 2021. As a result, the fully diluted share count is expected to decline to 237 million shares in the third quarter of 2021. During the first half of 2021, Magnolia has reduced its fully diluted share count by 17.6 million shares or 7% compared to the fourth quarter 2020 levels. Magnolia ended the second quarter with 10.5 million Class A Common shares remaining under the current share repurchase authorization.

•Magnolia had $190.3 million of cash on its balance sheet at the end of the second quarter and remains undrawn on its $450.0 million revolving credit facility. The Company has no debt maturities until 2026 and has no plans to increase its debt levels.

•Magnolia declared its first partial semi-annual dividend of $0.08 per share payable on September 1, 2021.

(1) Adjusted net income, adjusted earnings per share, adjusted EBITDAX, and free cash flow are non-GAAP financial measures. For reconciliations to the most comparable GAAP measures, please see “Non-GAAP Financial Measures” at the end of this press release.
(2) Weighted average total shares outstanding include diluted weighted average shares of Class A Common Stock outstanding during the period and shares of Class B Common Stock, which are anti-dilutive in the calculation of weighted average number of common shares outstanding.

“We continue to consistently execute on our business plan as demonstrated by the strength of our second quarter operating and financial performance,” said Chairman, President and CEO Steve Chazen. “The business has fundamentally improved resulting from the strong productivity and efficiencies in our Giddings asset. The quality of our assets and a business unencumbered by large debt allows for moderate production growth, with high operating margins while generating significant free cash flow at much lower product prices. We now believe this can be achieved by spending within 55 percent of our adjusted EBITDAX. Another of our important corporate objectives was to generate EBIT equal to 50 percent or more of our realized price per boe. Our ability to attain this goal in the second quarter is a direct result of our team’s focus on cost control, safety, and well productivity and I am especially pleased with this achievement.

“Our disciplined capital investment provided 4 percent sequential organic volume growth in the second quarter, with most of our free cash flow allocated toward repurchasing our shares. During the first half of 2021, we spent more than $200 million in reducing our share count by 17.6 million shares or about 7 percent of the total shares outstanding. This approach toward allocating our capital and free cash has provided volume growth of 7 percent compared to fourth quarter 2020 levels while enhancing our per share metrics and leaving our cash position unchanged during that period. We plan to continue to repurchase at least 1 percent of our shares each quarter.

“I am pleased to declare our first partial semi-annual dividend which conveys continued confidence in our business plan and the quality of our assets. Our differentiated dividend framework is aligned with the principles of our business model and this first interim dividend payment is secure and sustainable at oil prices below $40 a barrel. We plan to declare the remaining annual dividend payment next February with the release of our full-year 2021 financial results. The second payment will be based on our longer-term view of product prices, or approximately $55 oil, and the prior year’s results. We expect that these regular dividend payments should grow annually based on our ability to execute our business plan which includes moderate production growth and the reduction of our outstanding shares.”

Operational Update

Second quarter total company production averaged 64.9 Mboe/d, representing 4 percent sequential growth from first quarter levels, and despite spending only 28 percent of our adjusted EBITDAX on drilling and completing wells. Oil production averaged 31.9 MBbl/d, an 11 percent sequential increase. Giddings and Other production grew 5 percent sequentially averaging 36.2 Mboe/d during the most recent quarter, or a year-over-year increase of 55 percent. Production in the Karnes area averaged 28.7 Mboe/d during the second quarter of 2021, a sequential increase of 4 percent, and driven by the completion of several DUCs.

We added a second drilling rig at the end of the second quarter which is currently drilling wells in the Giddings field. We plan to use this rig to drill wells in both the Karnes and Giddings areas, including some appraisal wells in Giddings. The other rig will continue to drill multi-well pads in our Giddings area. Recent Giddings wells have averaged approximately $6 million with continued efficiencies offsetting the modest inflation experienced in the field. The results of recent wells drilled as part of our early-stage Giddings development continue to be representative of the strong outcome we previously disclosed as part of this program.

Guidance

Concurrent with the addition of the second drilling rig, we expect our capital spending for drilling and completing wells to be in the range of approximately $150 to $175 million for the back half of the year. We expect that most of the impact to production generated from the second rig to be realized in the latter part of this year with the full benefit reflected in 2022.

Looking at the third quarter of 2021, total production is estimated to be around 67 Mboe/d, representing a 3 percent increase from second quarter levels. A portion of our capital and activity will be directed toward drilling and completing some gassier wells in both Karnes and Giddings and in order to benefit from the recent strength in natural gas prices. Oil price differentials are anticipated to be approximately a $3 per barrel discount to Magellan East Houston (“MEH”) during the third quarter. The fully diluted share count for the third quarter of 2021 is expected to be approximately 237 million shares which is 7 percent lower than fourth quarter 2020 levels.

The EnerVest operating and other agreements were terminated at the end of the second quarter, resulting in several one-time cash and non-cash charges. As a result of the conclusion of the operating services agreement, the run rate for our cash G&A costs is expected to be approximately $2.00 per boe beginning in the third quarter, compared to $2.60 per boe (3) during full-year 2020. In addition, EnerVest had 1.6 million time-vested contingent shares remaining from the time of Magnolia’s formation, that were settled by the Company for cash during the quarter, thereby reducing the fully diluted share count.

Quarterly Report on Form 10-Q

Magnolia's financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the three months ended June 30, 2021, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on August 3, 2021.

(3) Full year 2020 cash G&A costs of $2.60 per boe are derived from General and administrative expenses of $3.05 per boe less non-cash stock based compensation of $0.45 per boe.

Conference Call and Webcast

Magnolia will host an investor conference call on Tuesday, August 3, 2021 at 10:00 a.m. Central (11:00 a.m. Eastern) to discuss these operating and financial results. Interested parties may join the webcast by visiting Magnolia's website at www.magnoliaoilgas.com/investors/events-and-presentations and clicking on the webcast link or by dialing 1-844-701-1059. A replay of the webcast will be posted on Magnolia's website following completion of the call.

About Magnolia Oil & Gas Corporation

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders through steady production growth, strong pre-tax margins, and free cash flow. For more information, visit www.magnoliaoilgas.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the length, scope and severity of the ongoing coronavirus disease 2019 (“COVID-19”) pandemic, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices as well as supply and demand considerations; (ii) the outcome of any legal proceedings that may be instituted against Magnolia; (iii) Magnolia’s ability to realize the anticipated benefits of its acquisitions, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iv) changes in applicable laws or regulations; and (v) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts for Magnolia Oil & Gas Corporation

Investors
Brian Corales
(713) 842-9036
bcorales@mgyoil.com

Media
Art Pike
(713) 842-9057
apike@mgyoil.com

Magnolia Oil & Gas Corporation
Operating Highlights

	For the Quarters Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Production:
Oil (MBbls)	2,903	3,089	5,495	6,479
Natural gas (MMcf)	9,947	9,763	20,188	19,817
Natural gas liquids (MBbls)	1,349	1,122	2,654	2,276
Total (Mboe)	5,910	5,838	11,514	12,058

Average daily production:
Oil (Bbls/d)	31,897	33,940	30,361	35,600
Natural gas (Mcf/d)	109,313	107,289	111,536	108,882
Natural gas liquids (Bbls/d)	14,830	12,324	14,661	12,506
Total (boe/d)	64,946	64,146	63,611	66,253

Revenues (in thousands):
Oil revenues	$188,096	$60,790	$334,509	$215,476
Natural gas revenues	32,595	13,168	67,359	29,343
Natural gas liquids revenues	30,035	8,881	56,521	19,385
Total Revenues	$250,726	$82,839	$458,389	$264,204

Average sales price:
Oil (per Bbl)	$64.80	$19.68	$60.87	$33.26
Natural gas (per Mcf)	3.28	1.35	3.34	1.48
Natural gas liquids (per Bbl)	22.26	7.92	21.30	8.52
Total (per boe)	$42.42	$14.19	$39.81	$21.91

NYMEX WTI (per Bbl)	$66.06	$27.85	$61.95	$36.97
NYMEX Henry Hub (per Mcf)	$2.83	$1.71	$2.77	$1.83
Realization to benchmark:
Oil (% of WTI)	98%	71%	98%	90%
Natural Gas (% of Henry Hub)	116%	79%	121%	81%

Operating expenses (in thousands):
Lease operating expenses	$21,971	$18,310	$41,363	$42,473
Gathering, transportation and processing	8,963	6,788	17,762	14,807
Taxes other than income	13,812	5,525	24,574	15,543
Depreciation, depletion and amortization	43,332	50,870	86,275	193,542

Operating costs per boe:
Lease operating expenses	$3.72	$3.14	$3.59	$3.52
Gathering, transportation and processing	1.52	1.16	1.54	1.23
Taxes other than income	2.34	0.95	2.13	1.29
Depreciation, depletion and amortization	7.33	8.71	7.49	16.05

Magnolia Oil & Gas Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Quarters Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
REVENUES
Oil revenues	$188,096	$60,790	$334,509	$215,476
Natural gas revenues	32,595	13,168	67,359	29,343
Natural gas liquids revenues	30,035	8,881	56,521	19,385
Total revenues	250,726	82,839	458,389	264,204
OPERATING EXPENSES
Lease operating expenses	21,971	18,310	41,363	42,473
Gathering, transportation and processing	8,963	6,788	17,762	14,807
Taxes other than income	13,812	5,525	24,574	15,543
Exploration expense	62	6,462	2,124	562,888
Impairment of oil and natural gas properties	—	—	—	1,381,258
Asset retirement obligations accretion	1,405	1,464	2,736	2,902
Depreciation, depletion and amortization	43,332	50,870	86,275	193,542
Amortization of intangible assets	7,233	3,626	9,346	7,253
General and administrative expenses	24,757	15,729	45,122	33,809
Total operating expenses	121,535	108,774	229,302	2,254,475

OPERATING INCOME (LOSS)	129,191	(25,935)	229,087	(1,990,271)

OTHER INCOME (EXPENSE)
Income from equity method investee	—	611	—	1,052
Interest expense, net	(8,752)	(7,256)	(16,046)	(14,012)
Loss on derivatives, net	(2,004)	—	(2,486)	—
Other income (expense), net	135	13	(94)	(460)
Total other expense, net	(10,621)	(6,632)	(18,626)	(13,420)

INCOME (LOSS) BEFORE INCOME TAXES	118,570	(32,567)	210,461	(2,003,691)
Income tax expense (benefit)	2,398	(3,176)	2,797	(79,001)
NET INCOME (LOSS)	116,172	(29,391)	207,664	(1,924,690)
LESS: Net income (loss) attributable to noncontrolling interest	31,727	(11,119)	59,975	(679,408)
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCK	84,445	(18,272)	147,689	(1,245,282)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.48	$(0.11)	$0.86	$(7.46)
Diluted	$0.48	$(0.11)	$0.85	$(7.46)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	175,169	166,572	171,083	166,860
Diluted	176,129	166,572	172,085	166,860
WEIGHTED AVERAGE NUMBER OF CLASS B SHARES OUTSTANDING (1)	66,088	85,790	73,131	85,790
(1) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation
Summary Cash Flow Data
(In thousands)

	For the Quarters Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME (LOSS)	$116,172	$(29,391)	$207,664	$(1,924,690)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	43,332	50,870	86,275	193,542
Amortization of intangible assets	7,233	3,626	9,346	7,253
Exploration expense, non-cash	—	6,440	—	561,629
Impairment of oil and natural gas properties	—	—	—	1,381,258
Asset retirement obligations accretion	1,405	1,464	2,736	2,902
Amortization of deferred financing costs	1,108	901	2,018	1,797
Loss on derivatives, net	1,838	—	2,320	—
Deferred tax expense (benefit)	—	(3,181)	—	(77,834)
Stock based compensation	3,528	3,065	6,233	5,944
Other	—	(611)	(85)	(1,052)
Net change in operating assets and liabilities	13,263	(2,219)	(10,476)	15,093
Net cash provided by operating activities	187,879	30,964	306,031	165,842

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(8,851)	(392)	(9,409)	(69,782)
Additions to oil and natural gas properties	(54,190)	(28,260)	(94,356)	(129,651)
Changes in working capital associated with additions to oil and natural gas properties	13,558	(31,562)	11,814	(24,381)
Other investing	(239)	(145)	(655)	(345)
Net cash used in investing activities	(49,722)	(60,359)	(92,606)	(224,159)

CASH FLOW FROM FINANCING ACTIVITIES
Class A Common Stock repurchases	(24,047)	—	(44,328)	(6,483)
Class B Common Stock purchase and cancellation	(71,750)	—	(122,531)	—
Non-compete settlement	(24,922)	—	(42,074)	—
Cash paid for debt modification	(4,976)	—	(4,976)	—
Distributions to noncontrolling interest owners	(276)	(206)	(431)	(490)
Other financing activities	(98)	(41)	(1,364)	(493)
Net cash used in financing activities	(126,069)	(247)	(215,704)	(7,466)

NET CHANGE IN CASH AND CASH EQUIVALENTS	12,088	(29,642)	(2,279)	(65,783)
Cash and cash equivalents – Beginning of period	178,194	146,492	192,561	182,633
Cash and cash equivalents – End of period	$190,282	$116,850	$190,282	$116,850

Magnolia Oil & Gas Corporation
Summary Balance Sheet Data
(In thousands)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$190,282	$192,561
Other current assets	122,579	88,965
Property, plant and equipment, net	1,171,633	1,149,527
Other assets	13,851	22,367
Total assets	$1,498,345	$1,453,420

Current liabilities	$167,949	$128,949
Long-term debt, net	386,996	391,115
Other long-term liabilities	100,744	93,934
Common stock	24	26
Additional paid in capital	1,684,579	1,712,544
Treasury stock	(83,286)	(38,958)
Retained earnings (accumulated deficit)	(977,761)	(1,125,450)
Noncontrolling interest	219,100	291,260
Total liabilities and equity	$1,498,345	$1,453,420

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net income (loss) to adjusted EBITDAX

In this press release, we refer to adjusted EBITDAX, a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization, amortization of intangible assets, exploration costs, and accretion of asset retirement obligations, adjusted to exclude the effect of certain items included in net income (loss). Adjusted EBITDAX is not a measure of net income in accordance with GAAP.

Our management believes that adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We also believe that securities analysts, investors, and other interested parties may use adjusted EBITDAX in the evaluation of our Company. We exclude the items listed above from net income (loss) in arriving at adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of adjusted EBITDAX. Our presentation of adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of net income (loss) to adjusted EBITDAX, our most directly comparable financial measure, calculated and presented in accordance with GAAP:

	For the Quarters Ended
(In thousands)	June 30, 2021	June 30, 2020
NET INCOME (LOSS)	$116,172	$(29,391)
Exploration expense	62	6,462
Asset retirement obligations accretion	1,405	1,464
Depreciation, depletion and amortization	43,332	50,870
Amortization of intangible assets	7,233	3,626
Interest expense, net	8,752	7,256
Income tax expense (benefit)	2,398	(3,176)
EBITDAX	179,354	37,111
Service agreement transition costs (1)	10,345	—
Non-cash stock based compensation expense	3,528	3,065
Unrealized loss on derivatives, net	1,838	—
Adjusted EBITDAX	$195,065	$40,176

(1) Costs incurred during the transition period related to the termination of the Services Agreement with EnerVest Operating L.L.C. included within “General and administrative expenses” on the Company's consolidated statements of operations.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net income (loss) attributable to Class A Common Stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in net income (loss) attributable to Class A Common Stock. Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended June 30, 2021	Per Share Diluted EPS	For the Quarter Ended June 30, 2020	Per Share Diluted EPS
(In thousands, except per share data)
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCK	$84,445	$0.48	$(18,272)	$(0.11)
Adjustments:
Impairment of unproved properties (1)	—	—	6,440	0.04
Service agreement transition costs (2)	10,345	0.06	—	—
Accelerated amortization of intangible	5,877	0.03	—	—
Unrealized loss on derivatives, net	1,838	0.01	—	—
Interest expense costs related to debt modification	1,147	0.01	—	—
Noncontrolling interest impact of adjustments	(5,140)	(0.03)	(2,183)	(0.01)
Change in estimated income tax	(281)	—	—	—
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCK	$98,231	$0.56	$(14,015)	$(0.08)

(1) Impairment of unproved properties is included within Exploration expense on the consolidated statements of operations.
(2) Costs incurred during the transition period related to the termination of the Services Agreement with EnerVest Operating L.L.C. included within “General and administrative expenses” on the Company's consolidated statements of operations.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net income (loss) to adjusted net income (loss)

Our presentation of adjusted net income (loss) is a non-GAAP measures because it excludes the effect of certain items included in net income and adjusts for income taxes assuming the exchange of all outstanding Magnolia LLC Units and corresponding Class B Common Stock for shares of Class A Common Stock. Management uses adjusted net income (loss) to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted net income (loss) may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes adjusting these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted net income (loss) may not be comparable to similar measures of other companies in our industry.

	For the Quarters Ended
(In thousands)	June 30, 2021	June 30, 2020
NET INCOME (LOSS)	$116,172	$(29,391)
Income tax expense (benefit)	2,398	(3,176)
INCOME (LOSS) BEFORE INCOME TAXES	118,570	(32,567)
Adjustments:
Impairment of unproved properties (1)	—	6,440
Service agreement transition costs (2)	10,345	—
Accelerated amortization of intangible	5,877	—
Unrealized loss on derivatives, net	1,838	—
Interest expense costs related to debt modification	1,147	—
ADJUSTED INCOME (LOSS) BEFORE INCOME TAXES	137,777	(26,127)
Adjusted income tax expense (benefit)	2,755	(5,629)
ADJUSTED NET INCOME (LOSS)	$135,022	$(20,498)

Diluted weighted average shares of Class A Common Stock outstanding during the period	176,129	166,572
Weighted average shares of Class B Common Stock outstanding during the period (3)	66,088	85,790
Total weighted average shares of Class A and B Common Stock, including dilutive impact of other securities (3)	242,217	252,362

(1) Impairment of unproved properties is included within “Exploration expense” on the consolidated statements of operations.
(2) Costs incurred during the transition period related to the termination of the Services Agreement with EnerVest Operating L.L.C. included within “General and administrative expenses” on the Company's consolidated statements of operations.
(3) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of revenue to adjusted cash operating margin and to operating income margin

Our presentation of adjusted cash operating margin and total adjusted cash operating costs are supplemental non-GAAP financial measures that are used by management. Total adjusted cash operating costs exclude the impact of non-cash activity. We define adjusted cash operating margin per boe as total revenues per boe less operating expenses per boe. Management believes that total adjusted cash operating costs per boe and adjusted cash operating margin per boe provide relevant and useful information, which is used by our management in assessing the Company’s profitability and comparability of results to our peers.

As a performance measure, total adjusted cash operating costs and adjusted cash operating margin may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted cash operating margin may not be comparable to similar measures of other companies in our industry.

	For the Quarters Ended
(in $/boe)	June 30, 2021	March 31, 2021
Revenue	$42.42	$37.06
Total cash operating costs:
Lease operating expenses (1)	(3.70)	(3.44)
Gathering, transportation and processing	(1.52)	(1.57)
Taxes other than income	(2.34)	(1.92)
Exploration expense	(0.01)	(0.37)
General and administrative expenses (2)	(3.61)	(3.17)
Total adjusted cash operating costs	(11.18)	(10.47)
Adjusted cash operating margin	$31.24	$26.59
Margin (%)	74%	72%
Non-cash costs:
Depreciation, depletion and amortization	$(7.33)	$(7.66)
Asset retirement obligations accretion	(0.24)	(0.24)
Amortization of intangible assets	(1.22)	(0.38)
Non-cash stock based compensation	(0.60)	(0.48)
Total non-cash costs	(9.39)	(8.76)
Operating income margin	$21.85	$17.83
Margin (%)	52%	48%

(1) Lease operating expenses exclude non-cash stock based compensation of $0.1 million, or $0.02 per boe, for each of the quarters ended June 30, 2021 and March 31, 2021.
(2) General and administrative expenses exclude non-cash stock based compensation of $3.4 million, or $0.58 per boe, and $2.6 million, or $0.46 per boe, for the quarters ended June 30, 2021 and March 31, 2021, respectively.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net cash provided by operating activities to free cash flow

Free cash flow is a non-GAAP financial measure. Free cash flow is defined as cash flows from operations before net change in operating assets and liabilities less additions to oil and natural gas properties and changes in working capital associated with additions to oil and natural gas properties. Management believes free cash flow is useful for investors and widely accepted by those following the oil and gas industry as financial indicators of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and are frequently included in published research when providing investment recommendations. Free cash flow, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered an alternative to cash flows from operating, investing, or financing activities.

	For the Quarters Ended
(In thousands)	June 30, 2021	March 31, 2021
Net cash provided by operating activities	$187,879	$118,153
Add back: net change in operating assets and liabilities	(13,263)	23,740
Cash flows from operations before net change in operating assets and liabilities	174,616	141,893
Additions to oil and natural gas properties	(54,190)	(40,166)
Changes in working capital associated with additions to oil and natural gas properties	13,558	(1,744)
Free cash flow	$133,984	$99,983